Exhibit 8.1

Subsidiaries of Prenetics Global Limited

The following list sets forth the subsidiaries of Prenetics Global Limited:

Subsidiaries	Jurisdiction of Incorporation

Prenetics International Limited	British Virgin Islands

Prenetics Asia Limited	British Virgin Islands

Prenetics Limited	Hong Kong

Prenetics Limited Taiwan Branch	Taiwan

Prenetics ColoClear Limited	Hong Kong

Oxsed Hong Kong Limited	Hong Kong

Qianhai Prenetics Technology (Shenzhen) Co., Ltd. 前海皮樂迪科技(深圳) 有限公司	PRC

Zhuhai Prenetics Technology Co., Ltd. 珠海皮樂迪科技有限公司	PRC

Shanghai Prenetics Technology Co., Ltd. 上海歡因科技有限公司	PRC

Prenetics Pte. Ltd.	Singapore

Prenetics EMEA Limited (formerly known as “DNAFit Life Sciences Limited”)	England & Wales

DNA Fit Limited	England & Wales

DNA Sport Limited	England & Wales

Norse Medica Limited	England & Wales

Duo Doc Limited	England & Wales

SP Care Holdings Limited	England & Wales

Oxsed Limited	England & Wales

DNAFIT Life Sciences Limited	England & Wales

Prenetics Innovation Labs Private Limited	India

Prenetics Africa (Pty) Limited	South Africa

Prenetics Consumer Healthcare Limited	England & Wales

AAC Merger Limited	Cayman Islands

Prenetics Holding Company Limited	Cayman Islands

ACT Genomics Holdings Company Limited	Cayman Islands

ACT Genomics Co., Limited	Taiwan

ACT Medical Instrument Co., Limited	Taiwan

ACT Genomics (HK) Limited	Hong Kong

ACT Genomics HK Lab Limited	Hong Kong

ACT Genomics IP Limited	Hong Kong

ACT Genomics (Singapore) Pte. Limited	Singapore

ACT Biotechnology Shanghai Ltd	PRC

ACT Biotechnology (Suzhou) Co. Ltd	PRC

AI Genomics (Suzhou) Co. Ltd.	PRC

ACT Genomics (Japan) Co., Limited	Japan

Sanomics Holdings Limited	British Virgin Islands

Sanomics Limited	Hong Kong

Sanomics (Thailand) Limited	Thailand

MC Diagnostic Limited	England & Wales

AM Robotics 2018 Limited	England & Wales